CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 57 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated October 15, 1998, relating to the financial statements and financial highlights of J.P. Morgan Tax Exempt Bond Fund and the financial statements and supplementary data of The Tax Exempt Bond Portfolio appearing in the August 31, 1998 Annual Report, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this registration statement of our reports dated May 19, 1998, relating to the financial statements and financial highlights of J.P. Morgan New York Tax Exempt Bond Fund (formerly J.P. Morgan New York Total Return Bond Fund) and the financial statements and supplementary data of The New York Tax Exempt Bond Portfolio (formerly The New York Total Return Bond Portfolio) appearing in the March 31, 1998 Annual Report, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this registration statement of our reports dated February 23, 1998, relating to the financial statements and financial highlights of J.P. Morgan Emerging Markets Debt Fund and the financial statements and supplementary data of The Emerging Markets Debt Portfolio appearing in the December 31, 1997 Annual Report, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this registration statement of our reports dated December 19, 1997, relating to the financial statements and financial highlights of J.P. Morgan Bond Fund and the financial statements and supplementary data of The Bond Portfolio appearing in the October 31, 1997 Annual Report, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this registration statement of our reports dated December 18, 1997, relating to the financial statements and financial highlights of J.P. Morgan Short Term Bond Fund and the financial statements and supplementary data of The Short Term Bond Portfolio appearing in the October 31, 1997 Annual Report, which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the heading "Financial Highlights"
in  the  Prospectus  and  under  the  headings  "Independent   Accountants"  and
"Financial Statements" in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP 1177 Avenue of the Americas New York, New York 10036 October 26, 1998